                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sections .240.14a-11(c) or
    Sections .240.14a-12

                      Universal Automotive Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
Shefsky & Froelich Ltd., Suite 2500, 444 N. Michigan Ave., Chicago, IL 60611
                            Attn: Dennis B. O'Boyle
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

    5) Total fee paid:

      --------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

      --------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

    3) Filing Party:

      --------------------------------------------------------------------------

    4) Date Filed:

      --------------------------------------------------------------------------

                      Universal Automotive Industries, Inc.
                            3350 North Kedzie Avenue
                             Chicago, Illinois 60618
                                 (773) 478-2323

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 1998

--------------------------------------------------------------------------------

To The Stockholders of Universal Automotive Industries, Inc.:

         The Annual Meeting of Stockholders of Universal Automotive Industries, Inc. (the "Company") will be held on Tuesday, June 9, 1998, at 10:00 a.m., at the Radisson Hotel Lincolnwood, 4500 West Touhy Avenue, Lincolnwood, Illinois, for the following purposes:

         1. To elect seven Directors to serve until the next annual meeting of stockholders or until their successors are elected or qualified;

         2. To ratify the appointment of Altschuler, Melvoin and Glasser LLP as the Company's independent auditors for 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only Stockholders of record as of the close of business on April 17, 1998, will be entitled to notice of and to vote at the meeting or at any adjournment thereof. A copy of Universal Automotive Industries, Inc. Annual Report to Stockholders for the year ended December 31, 1997 is enclosed.

                                 By Order of The Board of Directors:



                                 Jerome J. Hiss
                                 Secretary


Chicago, Illinois
May 14, 1998

                             YOUR VOTE IS IMPORTANT

         REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE THAT A QUORUM IS PRESENT AT THE MEETING AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                            3350 North Kedzie Avenue
                             Chicago, Illinois 60618

                            __________________________

                                 PROXY STATEMENT

                            __________________________


                   PROXY SOLICITATION AND GENERAL INFORMATION

         This proxy statement (the "Proxy Statement") is furnished to the holders (the "Stockholders") of shares of common stock of Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the annual meeting of Stockholders (the "Meeting") to be held on Tuesday, June 9, 1998, at 10:00 a.m., at the Radisson Hotel Lincolnwood, 4500 West Touhy Avenue, Lincolnwood, Illinois, and any adjournment thereof. The Company's bylaws (the "Bylaws") require the Directors to call and hold an annual meeting of stockholders each year. This Proxy Statement and the enclosed proxy were mailed to the Company's Stockholders on or about May 14, 1998. Stockholders who wish to attend the meeting should contact the Company at (773) 478-2323.

         Only Stockholders of record at the close of business on April 17, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, 6,769,425 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), having one vote each, were issued and outstanding. A majority of the outstanding shares of Common Stock, represented at the Meeting in person or by proxy, will constitute a quorum.

         The Company will bear all costs associated with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement and the reimbursement of brokerage firms and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies.

         Shares represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Meeting will be voted at the Meeting. Shares not represented by properly executed proxies will not be voted. If a Stockholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified. If the Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board of Directors described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Company before the proxy is voted at the Meeting; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting and voting the shares in person.

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of Directors and the ratification of the independent auditors. With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes (shares not voted by brokers due to the absence of instructions from street name holders) on a matter are not considered voted or as present or represented on that matter and will have no effect on the outcome of the election of Directors. Unless the context otherwise requires, the term the "Company" includes Universal Automotive Industries, Inc. and its direct and indirect subsidiaries, including its predecessor, Universal Automotive, Inc.

                              ELECTION OF DIRECTORS

         The Board of Directors has nominated the seven persons named below for election as Directors at the Meeting to serve until the 1999 Meeting of Stockholders and until their elected successors are qualified. The Bylaws provide that the Board of Directors shall consist of seven directors. The Board of Directors may increase or decrease this number from time to time. All of the nominees below are presently serving as members of the Board of Directors. Each nominee has consented to have his name appear as a nominee in this Proxy Statement and to serve as a Director of the Company if elected. Should any nominee become unable to serve as a Director, shares of Common Stock represented at the Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a Director.

         The following information is provided concerning the nominees for election as Directors of the Company:

             NAME                   AGE       DIRECTOR SINCE          PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
---------------------------------------------------------------------------------------------------------------------
Arvin Scott                         41             1986          Mr. Scott has served as President and Chief
                                                                 Executive Officer of the Company since March 1996. Mr.
                                                                 Scott served as Executive Vice President of the Company from
                                                                 October 1994 to March 1996 and served as Vice President of the
                                                                 Company from 1986 to October 1994  Mr. Scott joined the Company in
                                                                 1981 as a purchaser of automotive aftermarket replacement parts for distribution in the Chicago jobber market  From 1984 to 1986, Mr.
                                                                 Scott served as Vice President of an unaffiliated Chicago-based warehouse distributor, of which he was a 50% owner. Mr.  Scott oversees the distribution of the UBP Universal Brake Parts line and the Company's manufacturing operations.

Yehuda Tzur                         45             1981          Mr. Tzur, the founder of the Company, has served as its Chairman of the Board of Directors since October 1994.  From 1981 to March
                                                                 1996, Mr. Tzur served as President and Chief Executive
                                                                 Officer of the Company.  Mr. Tzur oversees the Company's
                                                                 administrative functions and its wholesale commodities operations.

Eric Goodman                        41             1994          Mr. Goodman has served as Executive Vice President - Operations of the Company since October 1994 and served as Vice President of the Company from April 1994 to October 1994  Mr. Goodman oversees the Company's Canadian operations.  From 1982 to 1994, Mr.
                                                                 Goodman was the owner and President of Aaron Automotive
                                                                 Industries, Inc. ("Aaron").  Prior to founding Aaron in 1982, Mr.
                                                                 Goodman was employed for eight years by Aimco Industries, a leading manufacturer of brake components, now owned by ITT Automotive,
                                                                 Inc.

             NAME                   AGE       DIRECTOR SINCE          PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
-----------------------------------------------------------------------------------------------------------------------
Sami Israel                         56             1984          Mr. Israel has served as Vice President of the
                                                                 Company since October 1994 and served as
                                                                 Treasurer of the Company from 1984 to October
                                                                 1994.  Mr. Israel has been a Director of the
                                                                 Company since 1984.  Mr. Israel manages the
                                                                 Company's shipping and receiving operations from
                                                                 the Company's headquarters located in Chicago,
                                                                 Illinois.
Sol S. Weiner                       79             1995          Mr. Weiner is a private investor and currently is a
                                                                 Director of Comtech Telecommunications, Inc.
Sheldon Robinson                    71             1995          Mr. Robinson is an owner and President of
                                                                 Associated Financial Consultants, Inc. and Robinson
                                                                 Financial Group, Inc., which companies sell
                                                                 insurance and investment products. Mr. Robinson
                                                                 has been in the insurance business since 1963.
Dennis L. Kessler                   59             1997          Mr. Kessler is President of Kessler Management
                                                                 Consulting, LLC.  Prior to February 1998, Mr.
                                                                 Kessler was Co-President of Fel-Pro Incorporated
                                                                 which manufactures and distributes gaskets, engine
                                                                 parts and industrial chemicals.  Mr. Kessler served
                                                                 in various capacities with Fel-Pro since 1964.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

                          CERTAIN INFORMATION REGARDING
                             THE BOARD OF DIRECTORS

         In 1997, the Board of Directors held four meetings, at which all Directors were present. The Board of Directors presently has a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the Company's executive officers. Because the Company's executive officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee met only one time during 1997. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's independent auditors and reviewing all potential conflict of interest situations. The Audit Committee met four times during 1997. The Compensation Committee and Audit Committee are each presently comprised of Mr. Robinson, Mr. Weiner and Mr. Kessler, none of whom has ever been an officer or employee of the Company. Mr. Weiner is Chairman of the Compensation Committee and Mr. Robinson is Chairman of the Audit Committee. The Nominating Committee was formed in 1997 and consists of Mr. Kessler (Chairman) and Messrs. Goodman, Scott, Tzur and Israel. The Nominating Committee nominates candidates for election to the Board of Directors. The Nominating Committee did not meet during 1997.

                               EXECUTIVE OFFICERS

         The following sets forth information with respect to the Corporation's executive officer who is not a director. Such officer is elected annually by the Directors and serves until his successor is elected and qualified or until his death, resignation or removal by the Directors:

         Jerome J. Hiss, 47, has served as the Chief Financial Officer of the Company since August 1996 and Secretary and Assistant Treasurer since September 1996. He is a Certified Public Accountant and a 1972 graduate of the University of Notre Dame (B.B.A). From 1983 to August 1996, Mr. Hiss was employed at ANTEC

Corporation, serving initially as controller of the manufacturing business and later as a corporate division controller. Prior to 1983, Mr. Hiss was employed by Household International and the public accounting firm of Deloitte & Touche.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 15, 1998 by (i) each Director of the Company who beneficially owns Common Stock, (ii) each Executive Officer named in the Summary Compensation Table, (iii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, and (iv) all Directors and executive officers as a group.

                                                                Number of Shares              Percent of
Name (1)                                                      Beneficially Owned        Shares Outstanding
--------                                                      ------------------        ------------------
Yehuda Tzur...................................................    1,079,000(3)                 15.9%
Arvin Scott...................................................      977,000(4)                 14.4%
Eric Goodman (2)..............................................      743,000(5)                 11.0%
Sami Israel...................................................    1,001,000(6)                 14.8%
Sheldon Robinson..............................................       23,000(7)                   .3%
Sol S. Weiner.................................................       13,000(8)                   .2%
Reuben Gabay..................................................      811,000(9)                 12.0%
Dennis L. Kessler.............................................            0                       0%
All directors, and officers as a group (8 persons)............    4,648,200(10)                68.6%

--------------------
*  less than one percent

(1) The address of each of Messrs. Tzur, Scott, Israel and Gabay are 3350 North Kedzie Avenue, Chicago, Illinois 60618-5722. The address of Mr. Goodman is 18 Gail Grove Road, North York, Ontario, Canada M9M 1M4. The address of Messrs. Robinson and Weiner are 6633 N. Sacramento, Chicago, Illinois 60645 and 101 Hamilton, Evanston, Illinois 60202, respectively. The address of Mr. Kessler is 170 Lakeside Place, Highland Park, Illinois 60035.

(2) Mr. Goodman granted to each of Messrs. Tzur, Scott, Israel, and Gabay a non-transferable option to acquire from him for the nominal sum of $1.00 that number of shares of Common Stock as have a market value of $62,500-CDN, determined as of July 1, 1998 and exercisable from and after July 1, 1998 subject to certain conditions. See "Certain Transactions."

(3) Includes 12,000 shares issuable upon the exercise of options which are currently exercisable.

(4) Includes 45,000 shares issuable upon the exercise of options which are currently exercisable.

(5) Includes 6,000 shares issuable upon the exercise of options which are currently exercisable.

(6)      Includes 527,050 shares owned by Mr. Israel's spouse and children.

(7) Includes 13,000 shares issuable upon the exercise of options which are currently exercisable and 10,000 shares owned by a general partnership managed by Mr. Robinson.

(8) Includes 7,000 shares issuable upon the exercise of options which are currently exercisable and 6,000 shares owned by Mr. Weiner's spouse.

(9)      Includes 333,500 shares owned by Mr. Gabay's spouse and children.

(10) Includes 84,200 shares issuable upon the exercise of options which are currently exercisable.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to the total annual compensation paid by the Company to the Chief Executive Officer and each of the other executive officers ("Named Executive Officers") whose total cash compensation for the year ended December 31, 1997 exceeded $100,000:

                                                    SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION                    YEAR            ANNUAL COMPENSATION                LONG-TERM              ALL OTHER
---------------------------                    ----            -------------------
                                                                                                 COMPENSATION          COMPENSATION
                                                                                                 -------------         ------------
                                                          SALARY         BONUSES              NUMBER OF OPTIONS
                                                          ------         -------
Yehuda Tzur...............................     1997       $175,000             ---                  10,000                  ---
Chairman of the Board                          1996       $160,000             ---                  25,000                  ---
                                               1995       $139,795             ---                    --                    ---

Arvin Scott...............................     1997       $175,000             ---                  10,000                  ---
President and Chief Executive Officer          1996       $154,800             ---                  25,000                  ---
                                               1995       $128,806             ---                  55,000(1)               ---

Eric Goodman..............................     1997       $134,921             ---                  10,000                  ---
Executive Vice President                       1996       $134,578             ---                  10,000                  ---
                                               1995       $122,404             ---                    --                    ---

Sami Israel...............................     1997       $135,000             ---                    --                    ---
Vice President                                 1996       $135,000             ---                    --                    ---
                                               1995       $139,795             ---                    --


(1) Effective January 1998, 44,000 of the 55,000 options granted at a $1.00 exercise price were canceled and replaced with options to purchase 60,000 shares at 110% of market value at the date of such grant.

OPTION TABLES.

       The following table sets forth certain information with respect to options granted to Messrs. Tzur, Scott and Goodman during the year ended December 31, 1997 under the Company's Stock Option Plan (as hereinafter defined). The Company did not grant any stock appreciation rights during the year.

                              Option Grants in 1997

                                                                                Potential Realized Value
                                                                                at Assumed Annual Rates
                               Individual Grants                                of Stock Price Apprecia
                                                                                tion for Option Term
------------------------------------------------------------------------------- ----------------------------
                     Number of     % of Total
                     Securities    Options
                     Underlying    Granted to       Exercise
                     Options       Employees        Price (per     Expiration
Name                 Granted       In Fiscal        Share)             Date        5% ($)         10% ($)
                                   Year
-------------------  ------------- ---------------- ------------  ------------- -------------  -------------
Yehuda Tzur             10,000           24%           $5.00         6/26/08         --           $2,600
-------------------  ------------- ---------------- ------------  ------------- -------------  -------------
Arvin Scott             10,000           24%           $5.00         6/26/08         --           $2,600
-------------------  ------------- ---------------- ------------  ------------- -------------  -------------
Eric Goodman            10,000           24%           $5.00         6/26/08         --           $2,600
===================  ============= ================ ============  ============= =============  =============


       For options granted in 1997, employees have the option of holding their non-qualified options or canceling them and replacing them with 0.6 qualified options for each canceled non-qualified option. The new qualified options are exercisable at fair market value or 110% of fair market value for employees with stockholdings greater than 10% of total issued and outstanding shares.

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

       The following table provides information on option exercises during the year ended December 31, 1997 by the Named Executive Officers and the value of such officers' unexercised stock options as of December 31, 1997.


                                                                                                 Value of Unexercised
                                                             Number of Unexercised               In-the-Money Options
                                                              Options at 12/31/97                     at 12/31/97
                     Shares
                     Acquired on     Value
Name                 Exercise (#)    Realized ($)     Exercisable       Unexercisable     Exercisable      Unexercisable
-------------------  --------------  ---------------- ----------------- ----------------- ---------------  ------------------
Yehuda Tzur                --               --             12,000            23,000             --                 --
-----------------------------------------------------------------------------------------------------------------------------
Arvin Scott                --               --             45,000            45,000           $27,844           $18,563
-----------------------------------------------------------------------------------------------------------------------------
Eric Goodman               --               --              6,000            14,000             --                 --
=============================================================================================================================


COMPENSATION OF DIRECTORS

       Each Director of the Company, who is not an officer or employee of the Company, receives a fee of $2,500 per quarter and is reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. During 1997, Messrs. Weiner, Robinson and Kessler received $10,000, $10,000 and $5,000, respectively, in directors fees and each received options to purchase 1,000 shares of Common Stock at a price of $3.00 per share which were exercisable immediately.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

       The Compensation Committee of the Board of Directors is comprised of Sol
S. Weiner, Sheldon Robinson and Dennis Kessler, none of whom have ever been an officer or employee of the Company.

EMPLOYMENT AGREEMENTS

       Each of Messrs. Tzur, Scott, Goodman and Israel are parties to employment agreements with the Company, all of which extend to May 1999, unless terminated sooner in accordance with the provisions of such agreements, as amended, and which provide for the renewal thereof for successive periods of one year at the option of the Company. The employment agreements of each of such individuals currently provide for an annual base salary of $135,000 and periodic bonuses. Pursuant to the terms of the employment agreements, as amended, the officers' compensation thereunder is subject to periodic adjustment by the Board of Directors, or a committee thereof.

       The foregoing employment agreements contain certain non-competition covenants pursuant to which Messrs. Tzur, Scott, Goodman and Israel are prohibited from owning (subject to limited exceptions) or providing certain services to businesses similar to or in competition with the business of the Company, so long as each of such individuals is employed pursuant to such employment agreements, and for a period of one-year thereafter.

       The Company has provided Mr. Hiss a benefit equal to one year's base compensation in the event of a change in control where there is a loss of employment, or to the extent employment is retained, an amount equal to the shortfall between base compensation and actual base compensation from the Company under new ownership or with another employer.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.

       Presently, all compensation decisions relating to the salaries of the Named Executive Officers are governed by employment agreements between the Company and each of Mr. Tzur, Scott, Goodman and Israel, which agreements provide for the payment of annual base salaries of $135,000, subject to increases or decreases, to each of such individuals in amount as determined by either the Board of Directors or the Compensation Committee and periodic bonuses. Because the Named Executive Officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee did not formulate policies with respect to the Named Executive Officers' compensation during 1997.

COMPARATIVE PERFORMANCE GRAPH.

       The graph set forth below compares cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the companies listed on the Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and an industry group consisting of publicly-traded companies included in the Company's Standard Industrial Classification Code (SIC Code 5013 - Motor Vehicle Supplies & New Parts) (the "Industry Index") for the period from December 15, 1994 to December 31, 1997. The comparison assumes the investment of $100 in Common Stock, the Nasdaq Market Index and the Industry Index on December 15, 1994 and the reinvestment of all dividends. The shareholder return of each of the companies in the Industry Index has been weighted according to market capitalization at the beginning of each measurement period. Although most of the companies included in the Industry Index engage in the distribution of brake parts, such companies also engage in other lines of business.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                                [GRAPHIC OMITTED]






                     ASSUMES $100 INVESTED ON DEC. 15, 1994
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997


STOCK OPTION PLAN

       The Company maintains the Universal Automotive Industries, Inc. Share Option Plan (the "Stock Option Plan") for the benefit of its key employees, non-employee directors, advisors, independent contractors and such other persons as the Board of Directors believes valuable to the Company ("Eligible Persons"). Options granted under the Stock Option Plan may be either incentive stock options ("ISOs") under Section 422 of the Code or nonstatutory options (an option which is not intended to be an "incentive stock option," as defined in
Section 422 of the Code). Options to purchase an aggregate of 179,526 shares of Common Stock are outstanding under the Stock Option Plan.

       The Stock Option Plan, which was adopted by the Board of Directors on October 13, 1994 and approved by the Company's stockholders on October 13, 1994, is intended to encourage ownership of Common Stock by Eligible Persons, in order to attract such persons or to encourage such persons to serve or continue to serve the Company, and to provide additional incentives for such persons to promote the success of the Company. There are a total of 300,000 shares of Common Stock reserved for issuance under the Stock Option Plan. The Stock Option Plan is administered by the Board of Directors, which may delegate its authority to a committee.

       No ISOs shall be granted after the expiration of the earlier of ten years from the date of adoption and approval of the Stock Option Plan by the Company and its stockholders. The fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any Eligible Person during any calendar year shall not exceed $100,000.

       The exercisable price per share for shares underlying each nonstatutory option shall be determined by the Board of Directors, which has the power to determine eligibility to receive options and terms of any options granted, including the exercise price, the number of shares subject to such nonstatutory option, the vesting schedule and the exercise period. The exercise price per share for shares underlying all ISOs granted under the Stock Option Plan must be at least equal to the fair market value of a share of Common Stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock, the exercise price per share for shares underlying any ISO granted must equal at least 110% of the fair market value of a share of Common Stock covered by such ISO on the grant date and the ISO shall terminate not more than five years from the grant date.

       ISOs shall terminate not more than ten years from the date of grant. Nonstatutory options shall terminate not more than eleven years from the date of grant. All options granted under the Stock Option Plan may be exercised over a period of time after such person leaves the Company or after death. All options granted under the Stock Option Plan are non-transferable.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's Directors, Executive Officers and persons who own more than 10% of the outstanding shares of the Common Stock file with the Securities and Exchange Commission, certain reports relating to their ownership of Common Stock and changes in such ownership. The Company is required to identify in this Proxy Statement any persons subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the copies of such reports furnished to the Company, all such reports were filed on a timely basis.

                              CERTAIN TRANSACTIONS

       In 1991, each of Messrs. Tzur, Gabay and Israel, and in 1993, Mr. Scott, loaned the Company $90,000, which loans are evidenced by separate promissory notes, which bear interest at the fixed rate of 10% per annum and were due on December 31, 1996. In 1994, Mr. Goodman loaned the Company approximately $90,000, which loan bears interest from May 1, 1994 at 10% per annum. Messrs. Tzur, Scott, Gabay, Goodman and Israel agreed with the Company, effective December 15, 1994, to forgive the payment of any accrued interest by the Company on these notes and to the repayment by the Company of only the principal portion of such notes over a 24-month period beginning in 1995. During 1997, Mr. Scott's and Mr. Goodman's loans were fully repaid. As of December 31, 1997 amounts outstanding on Messrs. Tzur, Gabay and Israel's notes were $11,250, $17,512 and $11,250, respectively.

       As of December 31, 1997, the Company has advanced Mr. Goodman and Mr. Scott $13,948 and $5,000, respectively, due on demand and without interest.

       The Company maintains key man term life insurance policies which it purchased through the insurance agency of which Sheldon Robinson, a director of the Company, is an owner, covering the life of each of Mr. Tzur and Mr. Scott in the amount of $1,000,000, the proceeds of which would be payable to the Company. The Company paid premiums of approximately $2,995 for these policies in 1997.

       During 1997, the Company repaid to Messrs. Tzur, Gabay and Weiner and a general partnership managed by Mr. Robinson, all notes payable that were outstanding as of December 31, 1996. The aggregate amount repaid was $1,120,000 plus accrued interest.

       Other than noted above, there are no outstanding loans with directors and Executive Officers as of December 31, 1997.

                      RATIFICATION OF INDEPENDENT AUDITORS

       The Board of Directors, upon the recommendation of the Audit Committee, has appointed, subject to stockholder ratification, the firm of Altschuler, Melvoin and Glasser LLP, certified public accountants, as the Company's independent auditors for 1998. If the shareholders do not ratify the appointment of Altschuler, Melvoin and Glasser LLP, the Board of Directors will reconsider its appointment, if so recommended by the Audit Committee.


       A representative of Altschuler, Melvoin and Glasser LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate shareholder questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ALTSCHULER, MELVOIN AND GLASSER LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.


                         DATE FOR RECEIPT OF PROPOSALS

       In order for stockholder proposals to be included in the proxy materials for the Company's 1999 Meeting of Stockholders, any such proposal must be received by the Company at its executive offices not later than January 14, 1999 and meet all other applicable requirements for inclusion therein.

                                 OTHER BUSINESS

       The Board of Directors is not aware of any other matter to come before the Meeting. However, if any such matter does come before the Meeting which requires the vote of the Stockholders, it is the intention of the persons named in the enclosed Proxies to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.

                           ANNUAL REPORT ON FORM 10-K

       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 WILL BE PROVIDED FREE OF CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO UNIVERSAL AUTOMOTIVE INDUSTRIES, INC., 3350 NORTH KEDZIE AVENUE, CHICAGO, ILLINOIS 60618, ATTENTION: JEROME HISS.

                                        By order of the Board of Directors,




                                        Jerome J. Hiss, Secretary

Chicago, Illinois
May 14, 1998

339685-2

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                                3350 North Kedzie
                             Chicago, Illinois 60618

          This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned hereby appoints Yehuda Tzur and Jerome Hiss, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Shares of Common Stock of Universal Automotive Industries, Inc. (the "Corporation") held of record by the undersigned on April 17, 1998, at the Annual Meeting of Stockholders when convened on June 9, 1998, or any adjournment thereof.

1. ELECTION OF DIRECTORS--PROPOSAL to elect seven Directors to hold office until the next Annual Meeting of Stockholders, or otherwise as provided in the Corporation's Certificate of Incorporation (check one box):

[ ]   FOR all nominees listed below                    [ ]        WITHHOLD AUTHORITY
     (except as withheld in the space provided below)             to vote for all of the nominees listed below

NOMINEES: Mr. Yehuda Tzur, Mr. Arvin Scott, Mr. Eric Goodman, Mr. Sami Israel, Mr. Sol S. Weiner, Mr. Sheldon Robinson and Dennis L. Kessler

(INSTRUCTIONS To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                          Continued on the reverse side

2. SELECT AUDITOR--PROPOSAL to concur in the selection of Altschuler, Melvoin and Glasser LLP as the Corporation's independent auditor for the fiscal year ending December 31, 1998 (check one box); and

      [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

3. OTHER BUSINESS--in their discretion, the Proxies are authorized to transact any other business as may properly come before the Meeting, or any adjournment thereof.

   This proxy when properly executed will be voted in the manner directly herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                                 -----------------------------------------
                                 Signature                            Date

                                 -----------------------------------------
                                 Signature                            Date

                                 NOTE: Sign exactly as name appears above. If joint tenant, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer. If a partnership, sign in full partnership name by authorized person.



Please promptly initial, date, sign and return the card using the addressed envelope. Please contact Jerome Hiss at (773) 478-2323 with any questions regarding the above.